SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2001
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                                    PDI, INC.
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             (Exact name of Registrant as specified in its charter)

         DELAWARE                        0-24249                22-2919486
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)

      10 Mountainview Road,
      Upper Saddle River, NJ                                      07458
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(Address of principal executive office)                         (Zip Code)

                                 (201) 258-8450
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               Registrant's telephone number, including area code:

                          Professional Detailing, Inc.
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          (Former name or former address, if changed since last report)
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Item 5. Other Events

      On October 2, 2001 the Registrant issued the following press release:

                    "PDI Partners with Eli Lilly and Company
                             to Co-Promote Evista(R)

Upper Saddle River, NJ, October 2, 2001 -- PDI, Inc. (Nasdaq: PDII) announced today that it has signed an agreement with Eli Lilly and Company (NYSE: LLY) to co-promote Evista (raloxifene HCl) in the United States. Evista is approved in the United States for the prevention and treatment of osteoporosis in postmenopausal women.

Under the terms of the agreement, PDI will provide a significant number of sales representatives to co-promote Evista to U.S. physicians. PDI's sales representatives will augment the Lilly sales force currently promoting Evista. PDI will be compensated based on net sales above a predetermined level. The agreement runs through December 31, 2003.

"We are truly excited about this opportunity to work with a premier company for the sales and marketing of a tremendous product such as Evista," said Charles Saldarini, vice chairman and chief executive officer, PDI. "We expect to make a significant contribution to the continued success of Evista. In addition, we look forward to creating further business partnerships with companies that consider us a valuable resource for their successful product management."

"Lilly is very pleased to partner with PDI," said Gino Santini, president, U.S. Operations, Lilly. "This agreement underscores Lilly's belief in Evista, in terms of its current indications and the great promise of what Evista may bring to the market in the future. This partnership is a critical step in ensuring that Lilly has the proper support in the marketplace to drive demand for Evista today and to further build the foundation for tomorrow's success."

PDI also announced that it will be releasing its financial results for the quarter ending September 30, 2001 on Monday, November 12, 2001, after the market closes. PDI will hold a


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conference call and simultaneous webcast on Tuesday, November 13, 2001, to discuss results for the quarter. At that time, PDI will update the guidance previously given in its press release dated August 23, 2001.

About Evista

Evista is a selective estrogen receptor modulator (SERM) that significantly reduces the risk of fractures in postmenopausal women with osteoporosis. Additionally, Evista does not stimulate breast and uterine tissues and has a favorable effect on lipid profiles. Evista is also being studied to determine its ability to reduce the incidence of invasive breast cancer and reduce the risk of heart attack and heart-related death in postmenopausal women at high risk for these diseases. Since its launch in 1998, more than 10 million prescriptions have been written for Evista in the United States alone.

Evista is not for everyone. If you are or still can become pregnant, are nursing, have severe liver problems, or have had blood clots that required a doctor's treatment, you should not take Evista. An infrequent but serious side effect of Evista is blood clots in the veins--being immobile for a long time may add to the risk. The most commonly reported side effects were hot flashes and leg cramps. Side effects with Evista have usually been mild, and most women didn't find them serious enough to stop taking it.

You may be at increased risk for osteoporosis if you are Caucasian (white) or Asian, have a slender build, don't exercise, or have a family history of the disease. If you don't get enough calcium and/or vitamin D in your diet, you should also take these supplements. For Information for the Patient for Evista, visit http://www.evista.com/about_patient_info.html. For detailed information about Evista, visit Lilly's website at http://www.evista.com.

About PDI

PDI is an innovative sales and marketing company serving the pharmaceutical, biotech, and medical devices and diagnostics industries. Partnering with clients, PDI provides product-specific plans designed to maximize profitability throughout a product's lifecycle, from pre-


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launch through maturity. With proven industry experience and more than 5,000 sales and marketing professionals, PDI has the demonstrated ability to deliver results.

PDI is recognized as an industry-leader based on its track record of innovation and its ability to keep pace in a rapidly changing industry. PDI leverages its expertise in sales, brand management and product marketing, marketing research, medical education, medical affairs, and managed markets and trade relations to create solutions that meet strategic objectives and provide incremental value for product sales. For more information, visit PDI's website at www.pdi-inc.com.

About Eli Lilly and Company

Lilly, a leading innovation-driven corporation, is developing a growing portfolio of best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Ind., Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs. Additional information about Lilly is available at www.lilly.com.

      This press release contains forward-looking statements involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors, including changes in the market for Evista and potential results of PDI's promotional effort. PDI's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive, regulatory and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Therefore, there can be no assurance that the forward-looking statement will prove to be accurate. PDI's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements."


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PDI, INC.


                                        By: /s/ Charles T. Saldarini
                                           -------------------------------------
                                           Charles T. Saldarini, Vice Chairman
                                             and Chief Executive Officer

Date: October 3, 2001


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